Exhibit 99.04

                                SOUTHERN COMPANY
                        ANALYSIS OF CONSOLIDATED EARNINGS
                            (In Millions of Dollars)


                                               3 Months Ended March
                                 ----------------------------------------------
                                    2003                 2002            Change
                                    ----                 ----            ------
Income Account-
Retail Revenue                   $ 1,974              $ 1,844             $130
Wholesale Revenue                    339                  233              106
Other Electric Revenues               93                   68               25
Other Operating Revenues             147                   69               78
                                    ----                  ---             ----
Total Revenues                     2,553                2,214              339
                                  ------               ------             ----
Fuel and Purchased Power             847                  642              205
Non-fuel O & M                       724                  674               50
Depreciation and Amortization        245                  246               (1)
Taxes Other Than Income Taxes        149                  140                9
Total Operating Expenses           1,965                1,702              263
                                  ------               ------             ----
Operating Income                     588                  512               76
Other Income, net                     (1)                  (9)               8
Interest Charges and Dividends       168                  168                -
Income Taxes                         121                  111               10
                                    ----                 ----             ----
NET INCOME                         $ 298                $ 224             $ 74
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